Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-282530 on Form S-3 and Registration Statement Nos. 333-285307, 333-283120, 333-278049, 333-270318, 333-268327, 333-266658, 333-263349, 333-256065, 333-238082, and 333-225192 on Form S-8 of our report dated March 3, 2026, relating to the financial statements of Scholar Rock Holding Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 3, 2026